UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 15, 2007

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1550 Peachtree Street, N.W.	30309
Atlanta, Georgia	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐          Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference.

Item 2.01           Completion of Acquisition or Disposition of Assets.

On May 15, 2007, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”). dated as of February 14, 2007, by and among Equifax Inc. (“Equifax”), TALX Corporation (“TALX”) and Chipper Corporation, a wholly owned direct subsidiary of Equifax (“Merger Sub”), TALX merged with and into Merger Sub (the “Merger”).  As a result of the Merger, TALX is now a  wholly owned direct subsidiary of Equifax.

Pursuant to the Merger, each share of common stock of TALX, par value $0.01 per share, was converted into the right to receive 0.861 of a share of Equifax common stock, par value $1.25 per share, or $35.50 in cash, without interest.  The issuance of Equifax’s common stock pursuant to the Merger was registered under the Securities Act of 1933, as amended, pursuant to Equifax’s registration statement on Form S-4 (File No. 333-141389), filed with the Securities and Exchange Commission and declared effective on April 9, 2007.  The definitive proxy statement/prospectus of TALX and Equifax, dated April 9, 2007, that forms a part of the registration statement contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including, but not limited to, the nature of Equifax’s and TALX’s business, the principles used in determining the Merger consideration, the nature of any interests of Equifax’s and TALX’s directors and officers in the Merger, and Equifax’s intended use of the assets acquired in the Merger.  The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Equifax’s Current Report on Form 8-K dated February 14, 2007 and is incorporated herein by reference.

Based on the closing price of Equifax common stock on the New York Stock Exchange on May 15, 2007 of $41.32 per share, the total Merger consideration was approximately $1.3 billion including assumed indebtedness of approximately $172 million.

Approximately $283 million was required to fund and consummate the Merger.  In addition, on May 16, 2007, Equifax plans to repay the approximately $97 million in borrowings outstanding under TALX’s revolving credit facility.  Equifax has funded or will finance these transactions with borrowings under its existing credit facility with SunTrust Bank and other lenders as described below under Item 2.03.

The additional approximately 20.6 million shares of Equifax’s common stock issuable in connection with the closing of the Merger were issued by Equifax from treasury shares.  Application has been made to the New York Stock Exchange for listing the additional 2,023,852 shares which Equifax has reserved for issuance upon the exercise of outstanding TALX stock options and 2,000,000 Equifax shares reserved for future issuance under TALX equity plans.

On May 15, 2007, Equifax issued a press release announcing the completion of the Merger and the other transactions contemplated by the Merger Agreement and the cessation of trading in TALX common stock as of the end of trading hours on the NASDAQ Global Select Market on May 15, 2007.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 14, 2007, in connection with the transactions described above under Item 2.01, Equifax executed an amendment to its Amended and Restated Credit Agreement dated July 24, 2006 with the Lenders named therein and SunTrust Bank, as Administrative Agent, pursuant to which the lenders under the agreement agreed to increase the borrowing limit under such facility from $500 million to $850 million.  As of May 15, 2007, the current outstanding principal amount of indebtedness under such facility is approximately $400 million (of which $283 million has been borrowed to pay the TALX merger consideration and $97 million borrowed in anticipation of repaying the TALX revolving credit facility as discussed in Item 2.01).

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger described above under Item 2.01, the authorized number of directors constituting Equifax’s Board of Directors was increased from eleven to twelve and, pursuant to the terms of the Merger Agreement, the Board elected William W. Canfield to the Equifax Board as a Class II Director for a term expiring at the 2008 annual meeting of shareholders or until his successor has been duly elected and qualified.  Mr. Canfield, former Chairman, Chief Executive Officer and President of TALX Corporation, was also appointed president of the TALX business unit of Equifax, reporting to Equifax Chairman and Chief Executive Officer Richard F. Smith.  Mr. Canfield was also a shareholder of TALX, and will receive the merger consideration specified in the Merger Agreement.  See “Shareholder Agreement”, “Interests of TALX’s Directors and Executive Officers in the Merger”, “TALX Restricted Stock”, “TALX Stock Options”, “Long-Term Incentive Plans”, “Executive Employment Agreements”, “Excise Tax Gross-Up Payments to William W. Canfield and L. Keith Graves”, “continuation of Benefit Plans”, indemnification and Insurance”, “Designation as Director of Equifax”, and “Treatment of TALX Stock Options and Restricted Stock in the Merger” on pages 52-59 of the proxy statement/prospectus dated April 9, 2007 relating to the Merger as filed by Equifax on Form S-4/A with the SEC on April 6, 2007 (SEC File No. 141389).

Item 9.01.         Financial Statements and Exhibits.

(a)         Financial Statements of Businesses Acquired.

The consolidated financial statements of TALX Corporation, including TALX’s consolidated balance sheets at March 31, 2007 and 2006, the consolidated statements of earnings, shareholders’ equity and comprehensive income and cash flows for each of the three years in the period ended March 31, 2007, will filed by amendment to this Current Report on or before July 30, 2007.

(b)        Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Current Report on or before July 30, 2007.

(d)        Exhibits.

2.1

Agreement and Plan of Merger dated February 14, 2007, among Equifax Inc., TALX Corporation and Chipper Corporation (incorporated by reference to Exhibit 2.1 to Equifax’s Form 8-K filed February 15, 2007).

10.1

Amendment No. 1 dated May 11, 2007, and Amendment No. 2 dated May 15, 2007, to the Restated and Amended Credit Agreement dated as of July 24, 2006 among Equifax Inc., Equifax PLC, the Lenders named therein and SunTrust Bank as Administrative Agent.

99.1	Press release of Equifax Inc. dated May 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.
By:	/s/ LEE ADREAN
Name:	Lee Adrean
Title:	Corporate Vice President and
Chief Financial Officer

Date: May 15, 2007

Exhibit Index

The following exhibits are being filed with this report:

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated February 14, 2007, among Equifax Inc., TALX Corporation and Chipper Corporation (incorporated by reference to Exhibit 2.1 to Equifax’s Form 8-K filed February 15, 2007).

10.1

Amendment No. 1 dated May 11, 2007, and Amendment No. 2 dated May 15, 2007, to the Restated and Amended Credit Agreement dated as of July 24, 2006 among Equifax Inc., Equifax PLC, the Lenders named therein and SunTrust Bank as Administrative Agent.

99.1	Press release of Equifax Inc. dated May 15, 2007